Exhibit 99.2

FOR IMMEDIATE RELEASE

SCHNEIDER ELECTRIC ENHANCES POSITION IN U.S. WITH
AGREEMENT TO ACQUIRE JUNO LIGHTING, INC., LEADER IN
COMMERCIAL AND RESIDENTIAL LIGHTING FIXTURES.

Rueil Malmaison, France and Des Plaines, Illinois, June 30, 2005 — Schneider Electric (Cac 40: Schneider Electric SA) and Juno Lighting, Inc. (Nasdaq: JUNO) announced today that Schneider Electric’s subsidiary, Square D Company, and Juno have signed a definitive merger agreement that provides for the acquisition of Juno by Square D in a transaction valued at approximately U.S. $610 million, which includes assumed debt of approximately U.S. $200 million. The merger between Juno and Square D will leverage the long-standing success, distinguished reputations and channels to market of both companies in the U.S. residential and commercial construction markets.

Schneider Electric expects to realize several benefits in combining Juno with its North American Operating Division, including leveraging the combined distribution channels to offer a broader product portfolio, access to new markets and opportunities to cross-sell complementary products across each company’s customer base.

Juno: An industry leader with strong financial performance

-	A leader in the rapidly growing U.S. downlighting market

-	Technology driven and performance minded focus

-	Strong capabilities in new product development

-	An influential U.S. representative network and expansive high-end customer base

-	A highly efficient manufacturing model

-	Outstanding and sustained financial performance

Dave Petratis, Executive Vice President, Schneider Electric North American Operating Division, commented, “This acquisition clearly signals our commitment to extend our offering in the U.S. market. The addition of Juno is a perfect fit and a great complement to our core business in North America, targeting residential, commercial and retail construction. Our business models and channels to market are complementary. The Juno reputation for quality, service and operating performance is unparalleled. We look forward to working with the Juno team to exceed the needs of our mutual customers.”

Tracy Bilbrough, President and CEO of Juno added, “This merger with Square D is an exciting development for our customers, employees, sales agents and suppliers. This combination enhances our ability to deliver the innovation, operational excellence and customer service that has driven our growth over the years. We are excited to become a part of a company with such a distinguished history in the electrical industry and look forward to delivering on the promise of this merger to the benefit of our customers.”

Transaction Details:

Under the terms of the merger agreement, each outstanding share of Juno’s common stock will be converted into the right to receive U.S.$44.00 in cash, and each outstanding share of Juno’s preferred stock will be converted into the right to receive cash in the amount equal to the product of U.S.$44.00 times the number of shares of common stock into which such shares of preferred stock are convertible. Immediately prior to the closing of the transaction, Juno will pay the cash dividend required by Juno’s certificate of incorporation to the holders of the preferred stock in the amount of the accumulated but unpaid dividends on those shares.

The board of directors of Juno has unanimously approved the merger agreement. The transaction is subject to approval by Juno’s stockholders and other customary conditions, including regulatory approvals, and is the culmination of Juno’s previously announced review of strategic alternatives during which it was advised by Wachovia Securities. Juno’s majority stockholders, affiliates of Fremont Partners, a private equity firm based in San Francisco, California, which beneficially owns approximately 75% of Juno’s stock, have agreed to vote in favor of the merger unless the merger agreement is terminated. The transaction is expected to be completed in Juno’s last fiscal quarter of 2005.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger described in this press release. Juno intends to file a proxy statement and other relevant documents related to the proposed merger with the Securities and Exchange Commission (“SEC”), and the proxy statement will be mailed to the stockholders of Juno. JUNO STOCKHOLDERS ARE URGED TO READ JUNO’S PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and Juno stockholders and investors may obtain free copies of the documents filed with the SEC by Juno (when they are available) from its corporate website at www.junolighting.com or by directing a request by mail or telephone to Juno Lighting, Inc., 1300 S. Wolf Road, PO Box 5065, Des Plaines, IL 60017-5065, Attention: Chief Financial Officer, Telephone: 847-827-9880.

Participants in Solicitation

Juno and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Juno in connection with the proposed merger. Information regarding the interests of such “participants” will be set forth in Juno’s proxy statement regarding the merger when it becomes available. Information regarding certain of these persons and their beneficial ownership of common stock and preferred stock of Juno as of March 15, 2005 is also set forth in the proxy statement for Juno’s 2005 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2005, and Juno’s Annual Report on Form 10-K, which was filed with the SEC on February 25, 2005. These documents are or will be available free of charge, at the SEC’s web site, www.sec.gov, and Juno stockholders and investors may obtain free copies of the documents filed with the SEC by Juno (when they are available) from its corporate website at www.junolighting.com or by directing a request by mail or telephone to Juno Lighting, Inc., 1300 S. Wolf Road, PO Box 5065, Des Plaines, IL 60017-5065, Attention: Chief Financial Officer, Telephone: 847-827-9880.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Juno may not be able to complete the proposed merger on the terms described above or other acceptable terms or at all. Potential risks and uncertainties regarding the acquisition include, among others, the required receipt of necessary regulatory approvals, including under applicable antitrust laws, other conditions to the closing of the proposed merger, the possibility that the transaction will not close or that the closing may be delayed and the effect of the announcement of the proposed merger on Juno’s customer relationships, operating results and business generally, including the ability to retain key employees. Certain of these factors, and other factors that may affect the business or financial results of Juno are described in Juno’s filings with the SEC, including Juno’s annual report on Form 10-K for the fiscal year ended November 30, 2004.

About Schneider Electric:

Schneider Electric is the world’s power and control leader. Through its world-class brands, Merlin Gerin, Square D and Telemecanique, Schneider Electric manufactures and markets a comprehensive range of products and services for the residential, buildings, industry, energy and infrastructure markets. Schneider Electric has 85,000 employees worldwide, operations in 130 countries and recorded sales of €10.4 billion in 2004 through the 13,000 sales outlets of its distributors.

Schneider Electric
Give the best of the New Electric World
To everyone, everywhere, at any time

About Juno Lighting, Inc.:

Juno is a leader in the design, assembly and marketing of recessed and track lighting fixtures. Its broad product line is used in commercial and residential remodeling and in new construction. Juno’s primary means of distribution is through over 2,100 distributors of lighting products located throughout the United States and Canada. The Company has established itself as a preferred lighting supplier by providing high quality and well-designed products, superior customer service, timely delivery, technical advice and product training. Juno has received numerous awards and honors for its performance in these areas, including recognition for being an outstanding supplier, industry leader, lighting educator, and manufacturer of products distinguished by superior engineering and design. Since its founding in 1976, Juno has been dedicated to world-class customer service, breakthrough innovation, and remains focused today on “Changing Lighting Forever.”

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